                                            EXECUTION COUNTERPART


                        SECURITY AGREEMENT


          SECOND AMENDED AND RESTATED SECURITY AGREEMENT dated as of December 22, 1994 between INFINITY BROADCASTING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company"), each of the Subsidiaries of the Company
     _______
identified under the caption "SUBSIDIARIES" on the signature pages hereof (each, a "Subsidiary" and, collectively, the
                       __________
"Subsidiaries" and, together with the Company, each an "Obligor"
 ____________                                           _______
and, collectively, the "Obligors") and Chemical Bank, as
                        ________
collateral agent for the Banks (as defined below) party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").
                                           ________________

          The Company, certain lenders (the "Existing Banks"),
                                             ______________
The Chase Manhattan Bank (National Association), as administrative agent for the Existing Banks (in such capacity, together with its successors in such capacity, the "Existing
                                                    ________
Administrative Agent"), Bank of Montreal, The Bank of New York
____________________
and Chemical Bank, as co-agents for the Existing Banks (in such capacity, together with their respective successors in such capacity, the "Existing Co-Agents)" and Chemical Bank as
               __________________
collateral agent for the Existing Banks (in such capacity, together with its successors in such capacity, the "Existing
                                                    ________
Collateral Agent") are parties to an Amended and Restated Credit
________________
Agreement dated as of June 7, 1994 as amended by Amendment No. 1 thereto dated as of November 15, 1994 (such Amended and Restated Credit Agreement as modified and supplemented and in effect on the date hereof, the "Existing Credit Agreement"), providing,
                      _________________________
subject to the terms and conditions thereof, for extensions of credit to be made by the Existing Banks to the Company and certain subsidiaries of the Company in an aggregate principal amount not exceeding $470,000,000.

          Hemisphere Broadcasting Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("HBC"),
                                                           ___
and The Chase Manhattan Bank (National Association), as Existing Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing HBC Loan Agreement") governing loans
                  ___________________________

                        Security Agreement
                        __________________
of HBC held by certain of the Existing Banks pursuant to the Existing Credit Agreement. Infinity Broadcasting Corporation of Boston, a Delaware corporation and a wholly owned subsidiary of the Company ("Infinity of Boston"), and The Chase Manhattan Bank
              __________________
(National Association), as Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing
                                                    ________
Infinity of Boston Loan Agreement") governing loans of Infinity
_________________________________
of Boston held by certain of the Existing Banks pursuant to the Existing Credit Agreement. Infinity Broadcasting Corporation of California, a Delaware corporation and a wholly owned subsidiary of the Company ("Infinity"), and The Chase Manhattan Bank
                 ________
(National Association), as Existing Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing
                                                        ________
Infinity of California Loan Agreement") governing loans of
_____________________________________
Infinity of California held by certain of the Existing Banks pursuant to the Existing Credit Agreement. Sagittarius Broadcasting Corporation, a New York corporation and a wholly owned subsidiary of the Company ("SBC"), and The Chase Manhattan
                                  ___
Bank (National Association), as Existing Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof the "Existing SBC Loan Agreement" and, together with the Existing HBC
 ___________________________
Loan Agreement, the Existing Infinity of Boston Loan Agreement and the Existing Infinity of California Loan Agreement, the "Existing Subsidiary Loan Agreements") governing loans of SBC
 ___________________________________
held by certain of the Existing Banks pursuant to the Existing
Credit Agreement.

          The Company, the other Obligors and the Existing Collateral Agent are also parties to a an Amended and Restated Security Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing
                                                    ________
Security Agreement") pursuant to which the Obligors granted a
__________________
lien on their respective properties as collateral security for the extensions of credit under the Existing Credit Agreement and the Existing Subsidiary Loan Agreements.

          The Company, certain lenders (the "Banks"); The Chase
                                             _____
Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"); Bank of America
                    ____________________
Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminister Bank USA, as co-agents for the Banks (in such capacity, together with their

                        Security Agreement
                        __________________
respective successors in such capacity, the "Co-Agents"); and
                                             _________
Chemical Bank, as collateral agent for the Banks (in such capacity, together with its successors in such capacity, the "Collateral Agent"; together with the Administrative Agent and
 ________________
the Co-Agents, the "Agents") have entered into a Second Amended
                    ______
and Restated Credit Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") providing for the amendment and restatement
 ________________
of the Existing Credit Agreement.

          HBC and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "HBC Term Loan Agreement") providing for the amendment and
     _______________________
restatement of the Existing HBC Loan Agreement. Infinity of Boston and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Infinity of Boston Term Loan Agreement") providing for the
 ______________________________________
amendment and restatement of the Existing Infinity of Boston Loan Agreement. Infinity of California and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Infinity of California Term Loan
                        ________________________________
Agreement") providing for the amendment and restatement of the
_________
Existing Infinity of California Loan Agreement. SBC and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "SBC Term Loan
                                                   _____________
Agreement" and, together with the HBC Term Loan Agreement, the
_________
Infinity of Boston Term Loan Agreement and the Infinity of California Term Loan Agreement, the "Subsidiary Term Loan
                                     ____________________
Agreements") providing for the amendment and restatement of the
__________
Existing SBC Loan Agreement.

          It is a condition precedent to the effectiveness of the amendment and restatement of the Existing Credit Agreement and the amendment and restatement of the Existing Subsidiary Loan Agreements that the Existing Security Agreement also be amended and restated.

          To induce the Banks to amend and restate the Existing Credit Agreement and to extend credit thereunder and, to induce the Banks to amend and restate each of the Existing Subsidiary Loan Agreements and to extend credit thereunder, and, in the case of the amendment and restatement of the Existing Credit Agreement as so amended and restated, to extend credit to additional

                        Security Agreement
                        __________________

Subsidiary Borrowers under the Subsidiary Acquisition Loan Agreements as provided in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Obligor has agreed to amend and restate the Existing Security Agreement as provided herein. Accordingly, effective as of the Effective Date (as defined in the Credit Agreement), the parties hereto hereby agree that the Existing Security Agreement shall be amended and restated in its entirety to read as set forth in this Agreement:

          SECTION 1.  Definitions.  Except as otherwise provided
                      ___________
herein, terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein the following terms shall have the following meanings (all terms defined in this
Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
____ _____

          "Agreement" shall mean this Second Amended and Restated
           _________
Security Agreement, as the same shall be modified and supplemented and in effect from time to time, and the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise specified.

          "Collateral" shall have the meaning given to such term
           __________
in Section 3 hereof and shall include the Stock Collateral.

          "Interest Protection Obligations" shall mean the
           _______________________________
obligations of the Company to each Swap Provider in respect of one or more Interest Rate Protection Agreements entered into by the Company and such Swap Provider pursuant to Section 8.13 of the Credit Agreement.

          "Loan Documents" shall mean, collectively, the Credit
           ______________
Agreement and each Subsidiary Loan Agreement.

          "Pledged Debt" shall have the meaning given to such
           ____________
term in Section 3(d)(viii) hereof.

          "Secured Obligations" shall mean:  (a) with respect to
           ___________________
the Company, (i) the obligations of the Company to pay the principal of and interest (including, without limitation, interest accruing after the commencement of a case or proceeding of the type referred to in Section 9(f) or (g) of the Credit Agreement with respect to the Company, whether or not allowed as

                        Security Agreement
                        __________________
a claim in any such case or proceeding) on the Loans made to the Company and the Notes of the Company and all other amounts owing by the Company under the Credit Agreement, such Notes, the Guarantee Agreement, this Agreement and each other Basic Document to which the Company is a party and (ii) all Interest Protection Obligations and (b) with respect to each Obligor other than the Company, the obligations of such Obligor to pay all amounts (including, without limitation, if such Obligor is a Borrower, interest accruing on the Loans of such Borrower after the commencement of a case or proceeding of the type referred to in
Section 9(d) or (e) of the Subsidiary Loan Agreement to which such Borrower is a party with respect to such Borrower, whether or not allowed as a claim in any such case or proceeding) owing by such Obligor under the Basic Documents to which such Obligor is a party (including, without limitation, this Agreement, the Guarantee Agreement and, if such Obligor is a Borrower, the Loan Document to which such Obligor is a party and the Notes of such Obligor).

          "Secured Parties" shall mean, collectively, the Agents,
           _______________
the Banks and the Swap Providers and their respective successors and assigns.

          "Stock Collateral" shall have the meaning given to such
           ________________
term in Section 3(a) hereof.

          "Swap Provider" shall mean a Bank in its capacity as a
           _____________
party to an Interest Rate Protection Agreement between such Bank and the Company.

          "Uniform Commercial Code" shall mean the Uniform
           _______________________
Commercial Code as in effect from time to time in the State of New York.

          SECTION 2.  Representations and Warranties.
                      ______________________________

          2.01  Stock Collateral.  Each of the Obligors
                ________________
represents and warrants to each of the Secured Parties that
(i) the shares of capital stock of each of the corporations (each an "Issuer") described opposite its name in the column labeled
    ______
"Issuer" on Schedule I hereto and stated as being owned by such Obligor in said Schedule I are duly authorized, validly issued, fully paid and nonassessable, (ii) the certificates evidencing such shares of capital stock of such Issuer constitute all of the certificates evidencing the type and number of shares so listed and (iii) such shares of capital stock constitute all (or, in the case of Hit Radio, Inc., with respect to SBC, 80% and, with

                        Security Agreement
                        __________________
respect to the Company, 20%) of the issued and outstanding shares of capital stock of each class of such Issuer. Each of the Obligors further represents and warrants to each of the Secured Parties that, if any Issuer that is a Subsidiary of such Obligor shall issue any additional shares of capital stock to such Obligor, all such additional shares will, when issued, be duly authorized, validly existing, fully-paid and non-assessable and, together with the shares of capital stock described opposite such Issuer's name on Schedule I hereto, will constitute all (or, in the case of Hit Radio, Inc., at least 80%) of the issued and outstanding shares of capital stock of each class of such Issuer.

          SECTION 3.  Collateral.  As collateral security for the
                      __________
prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent a security interest in and to, for the benefit of the Secured Parties, all of such Obligor's right, title and interest in, to and under the following property, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
    __________

          (a) all shares of capital stock of each Issuer listed on Schedule I hereto as being owned by such Obligor and all additional shares of each class of capital stock of any Restricted Subsidiary acquired by such Obligor from time to time, together with the certificates evidencing all such shares accompanied by undated instruments of transfer or assignment duly executed in blank (such securities, certificates and instruments, together with any shares of capital stock, securities, warrants, rights or options and related certificates and instruments referred to in clauses
     (b) and (c) below, being collectively referred to herein as the "Stock Collateral");
          ________________

          (b) all shares, securities, money or property representing a dividend (other than any dividend which such Obligor is entitled to receive and retain pursuant to the first sentence of Section 4.04(c) hereof) or other distribution or return of capital upon or in respect of any of the Stock Collateral or resulting from a conversion, split-up, revision, reclassification or other like change of the Stock Collateral or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Stock Collateral, together with, in the case of such shares,

                        Security Agreement
                        __________________
     securities, warrants, rights or options, the certificates evidencing all such shares, securities, warrants, rights or options accompanied by undated instruments of transfer or assignment duly executed in blank;

          (c) without affecting the obligations of the Company under any provision of the Credit Agreement prohibiting such action, in the event of any consolidation or merger in which any Restricted Subsidiary (the shares of capital stock of which constitute Stock Collateral) is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger, together with the certificates evidencing all such shares accompanied by undated instruments of transfer or assignment duly executed in blank;

          (d) all other personal property and fixtures, wherever located, of every kind and description, tangible and intangible, absolute or contingent, legal or equitable, including without limitation the following: (except for any such property described in subclauses (v), (vi), (xi), (xii) and (xiii) below, other than (x) a general intangible for moneys due or to become due, to the extent the grant of a security interest therein is prohibited by law or under the terms of any instrument or other agreement relating thereto and (y) ownership interests (in the form of capital stock or otherwise) in Unrestricted Subsidiaries):

               (i) all goods, equipment, machinery, vehicles, merchandise, furniture, furnishings, fixtures, tools and supplies, including without limitation all wires, appliances, towers, antennae, fixtures, equipment and other tangible personal property used or useful in connection with the operation of such Obligor's radio or other communications businesses;

              (ii) all inventory of such Obligor including, but not limited to, all merchandise, raw materials, parts, supplies, work in process, and finished products intended for sale, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Obligor, including such inventory as is temporarily out of such Obligor's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or

                        Security Agreement
                        __________________
          disposition of any of the foregoing, including, among other things, but not limited to, raw materials and finished products and including all other classes of merchandise, materials, parts, supplies, work in process, inventories and finished products intended for sale by such Obligor including inventory temporarily removed from its customary location;

             (iii)  all of such Obligor's rights under or
          relating to FCC Licenses, whether now or hereafter granted to such Obligor, including without limitation each of the FCC Licenses listed on Schedule III hereto and the proceeds of any FCC Licenses, provided,
                                                ________
          however, that such security interest does not include
          _______
          at any time the FCC Licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

              (iv) all other Communications Franchises, to the extent the security interest therein granted or purported to be granted by such Obligor under this Agreement may be validly granted;

               (v) all accounts and other rights to receive the payment of money, including without limitation accounts and notes receivable and rights to receive the payment of money for goods sold or leased or for services rendered under present or future contracts, whether or not earned by performance;

              (vi) each contract and other agreement relating to the performance of services or for the sale or other disposition of goods, equipment or any other personal property of such Obligor;

             (vii) all documents of title or other receipts covering, evidencing or representing goods, inventory, equipment or any personal property of such Obligor;

                        Security Agreement
                        __________________

            (viii) all rights and claims of the Company against any Subsidiary or of any Restricted Subsidiary against the Company or another Subsidiary, whether arising out of advances made by the Company or any Restricted Subsidiary, as the case may be, or otherwise, including without limitation all rights and claims in respect of any Indebtedness owing from time to time by (x) any Subsidiary to the Company or any Restricted Subsidiary;
          (y) any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (z) any Unrestricted Subsidiary to the Company (all such Indebtedness being herein collectively called the "Pledged Debt") and any
                                          ____________
          and all promissory notes or other instruments evidencing or providing for such Pledged Debt, and all principal of, interest on and other amounts due and to become due in respect of any of the Pledged Debt;

              (ix)  all patents and patent applications,
          including without limitation the inventions and improvements described and claimed therein, together with (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,
          (ii) all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including without limitation damages and payments for past or future infringements thereof,
          (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world;

               (x) all such Obligor's trademarks and trademark applications, including without limitation any
          (i) trademark or trademark application that, at any time on or after the date hereof is registered and received by or on behalf of such Obligor with the United States Patent and Trademark Office or maintained by or on behalf of such Obligor with the United States Patent and Trademark Office as its valid, effective and existing trademark and trademark application,
          (ii) trademark registration number under which any such trademark and trademark application is registered with the United States Patent and Trademark Office and
          (iii) product lines and goodwill associated therewith;

              (xi)  all inventions, processes, production
          methods, proprietary information, know-how and trade secrets used or useful in the businesses of such

                        Security Agreement
                        __________________

          Obligor; all trade names and service marks (including without limitation the trade names and service marks listed in Schedule IV hereto), logos, copyrights and the like owned or used by such Obligor and used or useful in its businesses and goodwill relating to the same; all licenses or other agreements granted to such Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials, standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to operations by such Obligor which pertain to any of the businesses of such Obligor; all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured and which pertain to any of the businesses of such Obligor; all accounting information which pertains to any of the businesses of such Obligor and all media in which or on which any of the information or knowledge or data or records which pertain to any of the businesses of such Obligor may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Obligor pertaining to operations now or hereafter conducted by such Obligor which pertain to any of its businesses (other than FCC Licenses and Communications Franchises); and all causes of action, claims and warranties now or hereafter owned or acquired by such Obligor;

             (xii) to the extent not specifically described in any other provision of this clause (d), all general intangibles;

            (xiii)  all leases of property, whether real,
          personal or mixed, and all rights thereunder (whether as lessor or lessee or otherwise);

             (xiv) all fixtures and all accessions, additions, substitutions and replacements thereto or thereof;

                        Security Agreement
                        __________________

              (xv) all rights in and to policies of insurance and the proceeds thereof; and

             (xvi) all money, certificates of deposit and deposit or other bank accounts, tax refunds, instruments, securities, documents, chattel paper, letters of credit, credits, claims, demands, contract rights, investments, business, going concern value, and any other personal property rights and interests of such Obligor whatsoever, whether now owned or hereafter acquired; and

          (e) all proceeds, products and accessions of and to any of the property described in clauses (a) through
     (d) above in this Section 3 (including without limitation any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or above in this clause (e), all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or computer bureau or service company from time to time acting for such Obligor.

          SECTION 4.  Perfection; Further Assurances; Remedies.
                      ________________________________________
In furtherance of the grant of security in Section 3 hereof, each Obligor hereby agrees with the Collateral Agent on behalf of the Secured Parties as follows:

          4.01  Delivery and Other Perfection.  Each Obligor
                _____________________________
shall:

          (a) concurrently with the execution and delivery of this Agreement by such Obligor, deliver (to the extent not previously delivered under the Existing Security Agreement) to the Collateral Agent all certificates, instruments and other documents evidencing or relating to the Stock Collateral listed on Schedule I hereto owned by such Obligor and all promissory notes or other instruments evidencing or providing for Pledged Debt outstanding on the date hereof, and if thereafter any shares, securities, warrants, rights or options required to be pledged under clause (a), (b) or
     (c) of Section 3 hereof or any promissory notes or other instruments evidencing or providing for Pledged Debt are received by such Obligor, such Obligor agrees forthwith either (i) to transfer and deliver to the Collateral Agent such shares, securities, warrants, rights or options so

                        Security Agreement
                        __________________
     received by such Obligor (together with the certificates evidencing such shares, securities, warrants, rights or options accompanied by undated instruments of transfer or assignment duly executed in blank) or such promissory notes or other instruments, as the case may be, all of which thereafter shall be held by the Collateral Agent as part of the Collateral pursuant to the terms of this Agreement and/or (ii) to take such other action as the Collateral Agent (in its reasonable judgment) shall deem necessary or appropriate to duly record the Lien created hereunder on such shares, securities, warrants, rights or options or any of the moneys or property referred to in said clause (a),
     (b) or (c);

          (b) upon demand of the Collateral Agent, deliver and pledge to the Collateral Agent any and all instruments, securities, documents and/or chattel paper included in or relating to the Collateral endorsed and/or accompanied by such instruments of assignment and transfer as the Collateral Agent deems necessary or desirable (in the reasonable judgment of the Collateral Agent) as specified in its demand;

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers and take such other actions, that may be necessary or desirable (in the reasonable judgment of the Collateral Agent) to create, preserve, perfect or validate any pledge and security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

          (d) upon request of the Collateral Agent, cause the Collateral Agent to be listed as the lienholder for the benefit of the Secured Parties on the certificate of title of any equipment or other vehicles of such Obligor, whether now owned or hereafter acquired, and within 30 days after such request thereof deliver evidence thereof to the Collateral Agent;

          (e) to the extent the Collateral now in existence consists of property which constitutes fixtures under the laws of the jurisdiction in which it is located, upon the request of the Collateral Agent, use its best efforts to furnish to the Collateral Agent valid and effective waivers, releases and disclaimers of liens and claims, in form

                        Security Agreement
                        __________________
     satisfactory to the Collateral Agent, from all lessors, mortgagees, co-owners, encumbrancers, or other parties in interest with respect to the real property upon which such fixtures are located;

          (f) keep full and accurate books and records relating to the Collateral in accordance with customary business practice, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted pursuant hereto;

          (g) permit representatives of the Collateral Agent or any Bank upon reasonable notice during normal business hours to inspect any of the Collateral and to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Collateral Agent or any Bank may reasonably require; and

          (h) upon the occurrence and during the continuance of any Event of Default, if and to the extent determined by the Collateral Agent to be desirable to protect the interests of the Secured Parties, upon request of the Collateral Agent, promptly notify (and each Obligor hereby authorizes the Collateral Agent so to notify) each account debtor or obligor in respect of any credit or other obligations at any time owing to such Obligor (including without limitation any accounts or instruments) constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder and/or that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, and the Collateral Agent shall hold such payments as part of the Collateral pursuant to the terms of this Agreement.

          4.02  Other Financing Statements and Liens.  Without
                ____________________________________
the prior written consent of the Collateral Agent (except as permitted by Section 8.06 of the Credit Agreement), none of the Obligors shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral owned by such Obligor in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

                        Security Agreement
                        __________________

          4.03  Preservation of Rights.  Neither the Collateral
                ______________________
Agent nor any of the other Secured Parties shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          4.04  Stock Collateral.
                ________________

          (a) Each Obligor will own, beneficially and of record, at all times 100% (or, in the case of Hit Radio, Inc., not less than 80%) of the total number of outstanding shares of each class of capital stock of each issuer that is a Restricted Subsidiary of such Obligor (such shares constituting part of the Stock Collateral hereunder) (except that Hit Radio, Inc. will own, beneficially and of record, at all times 100% of the outstanding shares of each class of capital stock of C&W Land Corporation).

          (b) So long as no Event of Default shall have occurred and be continuing, each Obligor which is the owner of Stock Collateral shall have the right to exercise all powers of voting and consent pertaining to such Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any instrument or agreement referred to herein or therein, provided that such Obligor shall not vote the Stock Collateral in any manner that is inconsistent with such terms.

          (c) So long as no Event of Default shall have occurred and be continuing, without affecting the obligations of any of the Borrowers under any provision of the Loan Documents to which any such Borrower is a party prohibiting such action, each Obligor which is the owner of Stock Collateral shall be permitted to receive and retain any payments, distributions and/or dividends, paid in cash, upon or in respect of any Stock Collateral owned by such Obligor.

          (d) So long as no Event of Default shall have occurred and be continuing, the Company or any of its Subsidiaries, as the case may be, shall be permitted to receive and retain any payments of principal of, interest on and other amounts in respect of Pledged Debt.

          (e) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, any Loan Document, the Notes or any of the other documents referred to herein or

                        Security Agreement
                        __________________
therein, (i) (subject to Section 5.10 hereof) the Collateral Agent or its agent or nominee, as the case may be, shall have the sole and exclusive right to exercise all powers of voting or consent pertaining to the Stock Collateral and shall be entitled to exercise such powers in such manner as the Collateral Agent shall determine in its sole discretion, provided that (x) the Collateral Agent shall not exercise any of its powers under this clause (i) to the extent such exercise would require under then existing law prior approval of the FCC without first obtaining such approval and (y) prior to obtaining such approval each Obligor shall continue to have the right to exercise such rights (subject to the proviso set forth in Section 4.04(b) hereof), and
(ii) all dividends and other distributions upon or in respect of the Stock Collateral, and all principal of, interest on and other amounts in respect of Pledged Debt, shall be paid directly to the Collateral Agent (or its agent or nominee, as the case may be) and held by it as part of the Collateral pursuant to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Obligors shall execute and deliver to the Collateral Agent appropriate proxies, powers of attorney, dividend, distribution and other orders, instruments and documents to such ends.

          (f) Subject to Sections 4.04(e) and 5.10 hereof, upon the occurrence and during the continuance of any Event of Default the Collateral Agent may, in its sole discretion, cause any or all of the Stock Collateral to be transferred of record into the name of the Collateral Agent or the name of one or more agents or nominees for the Collateral Agent. Each Obligor shall promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Stock Collateral registered in such Obligor's name, as the case may be, and the Collateral Agent shall promptly give to the respective Obligor, as the case may be, copies of any notices and communications received by the Collateral Agent with respect to Stock Collateral pledged by such Obligor registered in the name of the Collateral Agent or its agent or nominee. The Collateral Agent shall at all times have the right to exchange certificates evidencing Stock Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the Credit Agreement.

          (g) The Collateral Agent shall execute and deliver, or cause to be executed and delivered, to each Obligor all such proxies, powers of attorney, dividend, distribution and other orders, and all such instruments, without recourse, as such

                        Security Agreement
                        __________________

Obligor may reasonably request for the purpose of enabling such Obligor to exercise the rights and powers which it is entitled to exercise, or to receive the payments which it is entitled to receive, pursuant to this Section 4.04.

          4.05  General Intangibles.
                ___________________

          (a) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.06 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the general intangibles (as such term is defined in the Uniform Commercial Code) that constitute Collateral now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (b) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 8 of each of the Loan Documents so long as no Event of Default shall have occurred and be continuing, each Obligor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to general intangibles that constitute Collateral in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing the Collateral Agent shall from time to time, upon the reasonable request of any Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested but without any recourse, warranty or representation whatsoever, which such Obligor shall have certified are appropriate (in its reasonable judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (a) immediately above as to any specific general intangibles that constitute Collateral). Further, upon the termination of the obligations of the Obligors hereunder and the release of the Lien provided for by this Agreement pursuant to
Section 5.05 hereof, the Collateral Agent shall grant back to each Obligor the license granted pursuant to said clause (a), without any recourse, warranty or representation whatsoever.

                        Security Agreement
                        __________________

          4.06  Events of Default, etc.  Subject to Section 5.10
                ______________________
hereof, during the period any Event of Default shall have occurred and be continuing:

          (a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places reasonably designated by the Collateral
     Agent in its request;

          (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment of, arrange for payment in installments of, or otherwise modify the terms of, any of the Collateral;

          (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted);

          (d) the Collateral Agent in its discretion may, in its name or in the name of the relevant Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral owned by such Obligor, but shall be under no obligation to do so; and

          (e) the Collateral Agent may, upon five Business Days' prior written notice to the relevant Obligor of the time and place, with respect to the Collateral owned by such Obligor or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of the other Secured Parties, or any of their respective nominees or agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at a public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable law and cannot be waived) and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of such Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and, to the

                        Security Agreement
                        __________________
     maximum extent permitted by the law of the State of New York (or, with respect to Collateral located outside of the State of New York, to the maximum extent permitted by the law of the State wherein such Collateral is located) thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of such Obligor, any such demand, notice or right and equity being hereby expressly waived and released, to the maximum extent permitted by the law of the State of New York (or, with respect to Collateral located outside of the State of New York, to the maximum extent permitted by the law of the State wherein such Collateral is located). The proceeds of each collection, sale or other disposition under this
     Section 4.06, including by virtue of the exercise of the license granted to the Collateral Agent in Section 4.05(a) hereof, shall be applied in accordance with Section 4.11 hereof.

          4.07  Deficiency.  If the proceeds of sale, collection
                __________
or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations of any Obligor, such Obligor shall remain liable for any deficiency in respect of which it is obligated hereunder or under any other Basic Document, as the case may be.

          4.08  Removals, etc.  Without 30 days' prior written
                _____________
notice to the Collateral Agent, none of the Obligors shall maintain any of its books or records with respect to any Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Collateral of such Obligor to be located anywhere other than at the respective addresses indicated for such Obligor on Schedule II hereto.

          4.09  Private Sale.  Subject to Section 4.13 hereof,
                ____________
each Obligor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of such Obligor's Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          4.10  Securities Laws; Registration Rights.  The
                ____________________________________
Company and each other Obligor which is the owner of Stock
Collateral agree that, upon the occurrence and during the

                        Security Agreement
                        __________________
continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Stock Collateral at a public or private sale and in connection with such sale, in the opinion of the Collateral Agent, no exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), is available, it will, upon the written
      ______________
request of the Collateral Agent, at its own expense:

          (a) use its best efforts to cause such Stock Collateral to be registered under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission, or any successor thereto, applicable thereto;

          (b)  use its best efforts to qualify such Stock
     Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Stock Collateral, as requested by the Collateral Agent;

          (c) use its best efforts to cause each "Issuer" of such Stock Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of Stock Collateral or any part thereof valid and binding and in compliance with applicable law.

Nothing in this Section 4.10 shall in any way alter the rights of the Collateral Agent or any other Secured Party or the agreements of each Obligor under Section 4.09 hereof.

          4.11  Application of Proceeds.  Except as otherwise
                _______________________
herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Collateral Agent under this Section 4, shall be applied by the Collateral Agent:

                        Security Agreement
                        __________________

          First, to the payment of the costs and expenses of such
          _____
     collection, sale or other realization, incurred by the Collateral Agent and the other Agents, including reasonable compensation to the Collateral Agent and the other Agents and their respective agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent and the other Agents in connection therewith;

          Second, to the ratable payment to the Banks and the
          ______
     Swap Providers, as the case may be, of (i) accrued and unpaid interest on the Loans to the extent then due and payable and (ii) regularly scheduled payments under Interest Rate Protection Agreements to Swap Providers (exclusive of early termination payments and expenses and similar payments referred to in clause Third below) to the extent then due and payable;

          Third, to the ratable payment to the Banks and the Swap
          _____
     Providers, as the case may be, of (i) outstanding principal of the Loans to the extent then due and payable and (ii) Interest Protection Obligations of the Company to the extent then due and payable to Swap Providers in respect of early terminations of Interest Rate Protection Agreements (but not in respect of expenses or similar amounts, in respect of which distributions shall be made pursuant to clause Fourth below);

          Fourth, to the ratable payment to the Banks, the Swap
          ______
     Providers and the Agents of all other Secured Obligations to the extent then due and payable to each of them; and

          Finally, after payment in full of all Secured
          _______
     Obligations and the termination or expiration of the Commitments, to the payment to the Company for the account of the respective Obligors, or their respective successors or assigns, or to whomsoever else may be lawfully entitled to receive the same as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds which relate to Collateral furnished by such Obligor.

As used in this Section 4, "proceeds" of Collateral shall mean
                            ________
cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any Obligor or any issuer of or obligor on any of the Collateral.

                        Security Agreement
                        __________________

          4.12  Attorney-in-Fact.  Without limiting any other
                ________________
rights or powers granted by this Agreement while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          4.13  Certain Rights and Obligations of the Collateral
                ________________________________________________
Agent and the Secured Parties.  The Collateral Agent shall at all
_____________________________
times administer and/or sell or otherwise dispose of the Collateral in a commercially reasonable manner. Neither the Collateral Agent nor any of the other Secured Parties shall incur any liability as a result of the administration or sale or other disposition of the Collateral, or any part thereof, conducted in a commercially reasonable manner.

          SECTION 5.  Miscellaneous.
                      _____________

          5.01  Governing Law.  This Agreement shall be governed
                _____________
by and construed in accordance with the law of the State of New York, provided that as to Collateral located in any jurisdiction
      ________
other than New York, the Secured Parties shall have all the rights to which a secured party under the laws of such jurisdiction is entitled.

          5.02  Amendments, etc.  The terms of this Agreement may
                ________________
be amended, waived or otherwise modified only by an instrument in writing duly executed by each Obligor (or by the Company acting with the agreement or consent of each Obligor) and the Collateral Agent (with the consent of such of the Banks as are required for such purpose under the Credit Agreement). Any such amendment, waiver or modification shall be binding upon the Collateral Agent and each Bank, each holder of any of the Secured Obligations and each Obligor.

                        Security Agreement
                        __________________

          5.03  Successors and Assigns.  This Agreement shall be
                ______________________
binding upon and inure to the benefit of each Obligor and each Secured Party, and their respective successors and assigns, provided that no Obligor or Secured Party may assign or transfer its rights or obligations hereunder except as permitted by the Credit Agreement.

          5.04  No Waiver.  No failure on the part of the
                _________
Collateral Agent or any other Secured Party or any of their nominees or agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party or any of their nominees or agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          5.05  Release of Collateral.  When all Secured
                _____________________
Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement each shall have terminated, the obligations of the Obligors under this Agreement shall terminate and the Collateral Agent shall thereupon, upon request and at the sole expense of the respective Obligors, forthwith cause (a) to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligors entitled thereto, (b) to be released and canceled all licenses and rights referred to in Section 4.05(a) hereof and (c) to be executed and delivered such documents as the respective Obligors shall reasonably request to evidence the termination of the pledge and security interest created hereby and the release of the Collateral.

          5.06  Expenses.  Each Obligor agrees to pay or
                ________
reimburse all reasonable out-of-pocket expenses of the Collateral Agent and each other Secured Party (including reasonable expenses for legal services of every kind) in respect of, or incident to, the enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement or performance by the Collateral Agent or any other Secured Party of any obligations of any Obligor in respect of the Collateral which such Obligor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the

                        Security Agreement
                        __________________

Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent or any other Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall constitute part of the Secured Obligations owing to the Collateral Agent or any other Secured Party, as the case may be, hereunder.

          5.07  Further Assurances.  Each Obligor agrees that,
                __________________
from time to time upon the written request of the Collateral Agent and at such Obligor's expense, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          5.08  Taxes.  Each Obligor agrees to pay before
                _____
delinquency any tax or other governmental charge which is or can become through assessment, distraint or otherwise a Lien on the Collateral, except for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained, and to pay all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or the transactions hereunder.

          5.09  Notices.  All notices, requests, consents,
                _______
demands and other communications provided for herein shall be given in the manner, and with the effect, specified in
Section 11.02 of the Credit Agreement and Section 4.02 of the
Guarantee Agreement.

          5.10  FCC Approval.  Any provision contained herein to
                ____________
the contrary notwithstanding, neither the Collateral Agent nor any of the Secured Parties will take any action pursuant to this Agreement, including, without limitation, pursuant to Section 4.05(a) hereof, that would constitute or result in any assignment of any FCC License or any transfer of control of any FCC licensee, either de facto or de jure, if such assignment of
                 ________    _______
license or transfer of control would require under then existing law (including the Communications Act of 1934, as amended, and published rules and policies of the FCC) the prior approval of the FCC without first obtaining such prior approval. Each Obligor agrees to take, and the Company agrees to cause each other Obligor which holds a FCC License to take, any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Collateral Agent to exercise and enjoy the full rights and

                        Security Agreement
                        __________________
benefits granted to the Collateral Agent by this Agreement and each other agreement, instrument and document delivered to the Collateral Agent in connection herewith, including specifically, at the expense of the Company, the use of each Obligor's best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of any sale or sales of any of the Collateral by or on behalf of the Collateral Agent or any assumption by the Collateral Agent of voting rights relating thereto effected in accordance with the terms of this Agreement.

          5.11  Captions.  Captions and section headings
                ________
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          5.12  Counterparts.  This Agreement may be executed in
                ____________
any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterparts.

          5.13  Submission to Jurisdiction.  Each Obligor hereby
                __________________________
submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          5.14  Waiver of Jury Trial.  EACH OF THE OBLIGORS, THE
                ____________________
AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          5.15  Severability.  If any provision hereof is invalid
                ____________
and unenforceable in any jurisdiction, then, to the fullest

                        Security Agreement
                        __________________
extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          5.16  Certain Regulatory Requirements.  Any provision
                _______________________________
contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Collateral Agent or any Bank with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal, state or local laws, rules and regulations of any other regulatory or governmental bodies applicable to or having jurisdiction over the Obligors (or any entity under the control of the Obligors), have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC or any other governmental authority under the terms of any license or similar operating right held by the Obligors (or any entity under the control of the Obligors). Without limiting the generality of the foregoing, the Collateral Agent (on behalf of itself and the Banks) hereby agrees that (a) voting and consensual rights in the ownership interest of any Obligor (the "Pledged Interest") will
                                        ________________
remain with the holders of such voting and consensual rights upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Collateral Agent shall have been obtained; (b) upon the occurrence of any Event of Default and foreclosure of the Pledged Interest pursuant to this Agreement there will be either a private or public sale of the Pledged Interests; and (c) prior to the exercise of voting or consensual rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. 310(d) will be obtained. It is the intention of the parties hereto that the Liens in favor of the Collateral Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations, that nothing in this Agreement shall be construed to diminish the control exercised by the Obligors in respect of FCC Licenses except in accordance with the provisions of such statutory requirements, rules and regulations. Each Obligor agrees that upon request from time to time by the Collateral Agent it will use its reasonable best efforts to

                        Security Agreement
                        __________________
obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 5.16, including without limitation, upon any request of the Collateral Agent following an Event of Default, to prepare, sign and file with the FCC (or cause to be prepared signed and filed with the FCC) any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Company or any of its Subsidiaries necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the Pledged Interests or the assets of the Company or any of its Subsidiaries or any transfer of control in respect of any FCC License.

                        Security Agreement
                        __________________

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Security Agreement to be duly executed as of the day and year first above written.

                              COMPANY

                              INFINITY BROADCASTING CORPORATION

                              By______________________________
                                Name:  Farid Suleman
                                Title: Vice President - Finance


                              SUBSIDIARIES
                              ____________

                              THE AUDIO HOUSE, INC.

                              C&W LAND CORPORATION

                              HEMISPHERE BROADCASTING CORPORATION

                              HIT RADIO, INC.

                              INFINITY BROADCASTING CORPORATION
                                OF ATLANTA

                              INFINITY BROADCASTING CORPORATION
                                OF BALTIMORE

                              INFINITY BROADCASTING CORPORATION
                                OF BOSTON

                              INFINITY BROADCASTING CORPORATION
                                OF CALIFORNIA

                              INFINITY BROADCASTING CORPORATION
                                OF CHICAGO

                              INFINITY BROADCASTING CORPORATION
                                OF DALLAS

                              INFINITY BROADCASTING CORPORATION
                                OF DETROIT

                        Security Agreement
                        __________________

                              INFINITY BROADCASTING CORPORATION
                                OF FLORIDA

                              INFINITY BROADCASTING CORPORATION
                                OF GLENDALE

                              INFINITY BROADCASTING CORPORATION
                                OF ILLINOIS

                              INFINITY BROADCASTING CORPORATION
                                OF LOS ANGELES

                              INFINITY BROADCASTING CORPORATION
                                OF MARYLAND

                              INFINITY BROADCASTING CORPORATION
                                OF MICHIGAN

                              INFINITY BROADCASTING CORPORATION
                                OF NEW YORK

                              INFINITY BROADCASTING CORPORATION
                                OF PENNSYLVANIA

                              INFINITY BROADCASTING CORPORATION
                                OF PHILADELPHIA

                              INFINITY BROADCASTING CORPORATION
                                OF TAMPA

                              INFINITY BROADCASTING CORPORATION
                                OF TEXAS

                              INFINITY BROADCASTING CORPORATION
                                OF WASHINGTON, D.C.

                              INFINITY VENTURES, INC.

                              INFINITY WLIF, INC.

                              INFINITY WLIF-AM, INC.

                              INFINITY WPGC (AM), INC.

                        Security Agreement
                        __________________

                              SAGITTARIUS BROADCASTING
                                CORPORATION

                              13 RADIO CORPORATION

                              By______________________________
                                Name:  Farid Suleman
                                Title: Vice President - Finance

                              COLLATERAL AGENT

                              CHEMICAL BANK
                                as Collateral Agent

                              By_______________________________
                                Name:
                                Title:

                        Security Agreement
                        __________________

                                                  SCHEDULE I
                                                      to
                                               Security Agreement


                     INITIAL STOCK COLLATERAL

          1. Stock owned by Infinity Broadcasting Corporation which is to be, or has been, pledged as collateral security for the Secured Obligations:

     Issuer                         Description of Securities
     ______                   _____________________________________
                              Type of    Number of     Certificate
                              Security     Shares          No(s)
                              ________   _________     ____________

1.  The Audio House           Common        3500            1
                              Stock

2.  Hemisphere Broad-         Common         100            1
    casting Corporation       Stock

3.  Infinity Broad-           Common         100            1
    casting Corporation       Stock
    of Pennsylvania

4.  Sagittarius Broad-        Common         100            1
    casting Corporation       Stock

5.  13 Radio Corporation      Common         100            1
                              Stock

6.  Infinity Broad-           Common         100            1
    casting Corporation       Stock
    of Illinois

7.  Infinity Broad-           Common         100            1
    casting Corporation       Stock
    of Los Angeles

8.  Infinity Broad-           Common         100            2
    casting Corporation       Stock
    of Michigan

9.  Infinity Broad-           Common         100            1
    casting Corporation       Stock
    of Florida

10. Infinity Broad-           Common         100            1
    casting Corporation       Stock
    of Washington, D.C.

11. Infinity Ventures,        Common         100            1
    Inc.                      Stock

12. Infinity Broadcasting     Common         100            1
    Corporation of Tampa      Stock

                        Security Agreement
                        __________________

13. Infinity Broadcasting     Common         100            1
    Corporation of Glendale   Stock

14. Infinity Broadcasting     Common         100            1
    Corporation of Texas      Stock

15. Infinity Broadcasting     Common         100            1
    Corporation of Maryland   Stock

16. Hit Radio, Inc.           Common          20            3
                              Stock

17. Infinity Broadcasting     Common           1            3
    Corporation of New York   Stock

18. Infinity Broadcasting     Common       1,000            1
     Corporation of Atlanta   Stock

19. Infinity Broadcasting     Common       1,000            1
     Corporation of Chicago   Stock

20. Infinity Broadcasting     Common       1,000            1
     Corporation of Boston    Stock

21. Infinity Broadcasting     Common         100            1
    Corporation of California Stock

22. Infinity Broadcasting     Common         100            2
    Corporation of Detroit    Stock

23. Infinity Broadcasting     Common       1,000            1
    Corporation of            Stock
    Philadelphia

24. Infinity Broadcasting     Common         100            1
    Corporation of Dallas     Stock

          2. Stock owned by Sagittarius Broadcasting Corporation which is to be, or has been, pledged as collateral security for the Secured
Obligations:

     Issuer                         Description of Securities
     ______                   _____________________________________
                              Type of    Number of     Certificate
                              Security     Shares          No(s)
                              ________   _________     ____________
    Hit Radio, Inc.           Common        80               1
                              Stock


          3. Stock owned by Infinity Broadcasting Corporation of Maryland which is to be, or has been, pledged as collateral security for the Secured
Obligations:


     Issuer                         Description of Securities
     ______                   _____________________________________

                        Security Agreement
                        __________________

                              Type of    Number of     Certificate
                              Security     Shares          No(s)
                              ________   _________     ____________

    Infinity Broadcasting     Common      1,726,257          1
     Corporation of Baltimore Stock


          4. Stock owned by Infinity Broadcasting Corporation of Baltimore which is to be, or has been, pledged as collateral security for the Secured
Obligations:


     Issuer                         Description of Securities
     ______                   _____________________________________
                              Type of    Number of     Certificate
                              Security     Shares          No(s)
                              ________   _________     ____________

    Infinity WLIF, Inc.       Common        1000            1
                              Stock


    Infinity WLIF-AM, Inc.    Common        1000            1
                              Stock


          5. Stock owned by Hit Radio, Inc. which is to be, or has been, pledged as collateral security for the Secured Obligations:


     Issuer                         Description of Securities
     ______                   _____________________________________
                              Type of    Number of     Certificate
                              Security     Shares          No(s)
                              ________   _________     ____________

    C&W Land Corporation      Common         100            2
                              Stock

        6. Stock owned by Infinity Broadcasting Corporation of Maryland which is to be, or has been, pledged as collateral security for the Secured
Obligations:


     Issuer                         Description of Securities
     ______                   _____________________________________
                              Type of    Number of     Certificate
                              Security     Shares          No(s)
                              ________   _________     ____________

     Infinity WPGC (AM), Inc. Common         100            1
                              Stock

                        Security Agreement
                        __________________

                                                  SCHEDULE II
                                                      to
                                               Security Agreement


                LOCATION OF CHIEF EXECUTIVE OFFICE
           AND PRINCIPAL PLACE OF BUSINESS AND LOCATION
           OF ALL COLLATERAL AND BOOKS AND RECORDS WITH
            RESPECT TO THE COLLATERAL OF EACH OBLIGOR


A. The chief executive office and principal place of business for such Obligor is:

                        600 Madison Avenue
                        New York, NY  1002

b. The correct legal name of each Obligor, and the location of all tangible collateral (including Inventory and Equipment) of each Obligor and books and record with respect to the collateral of each Obligor is as follows:

        Obligor                    Location                   Property
        _______                    ________                   ________

 1.  13 Radio Corporation     2700 Highway 225 East         Office, Studio,
     DBA Radio Station        Pasadena, TX 77506            Towers &
     KXYZ-AM                                                Transmitter

 2.  Infinity Broadcasting    Perimeter 400 Center          Office & Studio
     Corporation of           Suite 493
     Atlanta DBA Radio        1100 Johnson Ferry Road, NE
     Station WZGC-FM          Atlanta, GA 30342

                              210 Peach Tree Street         Tower, Antenna &
                              Atlanta, GA 30303             Transmitter

 3.  The Audio House, Inc.    3031 Tisch Way, Suite 3       Office & Studio
     DBA Radio Station        San Jose, CA 95128
     KOME-FM
                              369 Broadway                  Office
                              San Francisco, CA 94135

                              End of Blackberry Hill Road   Towers &
                              San Jose, CA 95032            Transmitter

                              Holiday Lake
                              Los Gatos, CA 95037           Repeater

 4.  Infinity Broadcasting    One West Pennsylvania Ave.    Studio
     Corporation of           Baltimore, MD 21204
          Baltimore

 5.  Infinity Broadcasting    John Hancock Bldg.            Office & Studio
     Corporation of Boston    200 Clarendon Street
     DBA Radio Station        Boston, MA 02116
          WZLX-FM
                              800 Boylston Street           Tower, Antenna &
                              Prudential Tower              Transmitter
                              Boston, MA 02116

                        Security Agreement
                        __________________

 6.  Infinity Broadcasting    5901 Venice Blvd.             Office & Studio
     Corporation of           Los Angeles, CA 90034
     California DBA Radio
     Station KRTH-FM          5515 Melrose Avenue           Tower &
                              Los Angeles, CA 90038         Transmitter

 7.  Infinity Broadcasting    875 N. Michigan Avenue        Office, Studio,
     Corporation of           Suite 1300                    Tower, Antenna &
     Chicago DBA Radio        Chicago, IL  60611            Transmitter
     Station WUSN-FM

 8.  C & W Land               600 Madison Avenue            Office
     Corporation              New York, NY  10022

                              Municipal Building            Antenna &
                              Village of Richfield Park     Transmitter
                              Richfield, NJ  07660

 9.  Infinity Broadcasting    15600 W. Twelve Mile Road     Office & Studio
     Corporation of           Southfield, MI 48076
     Detroit DBA Radio
     Station WXYT-FM          20777 W. Ten Mile Road        Tower &
                              Southfield, MI 48076          Transmitter

10.  Infinity Broadcasting    9450 Koger Boulevard          Office & Studio
     Corporation of           St. Petersburg, FL 33702
     Florida DBA Radio
     Station WXYK-FM          111 Madison Street            Transmitter
                              Tampa, FL 33602

11.  Infinity Broadcasting    1250 Beaudry Blvd.            Tower &
     Corporation of           Glendale, CA 91208            Transmitter
     Glendale

12.  Hemisphere               1265 Boylston Street          Office & Studio
     Broadcasting             Boston, MA 02215
     Corporation DBA Radio
     Station WBCN-FM          800 Boylston Street           Transmitter
                              Prudential Tower
                              51st Floor
                              Boston, MA 02116

13.  Hit Radio, Inc.          600 Madison Avenue            Office & Studio
                              New York, NY 10022

                              Municipal Building            Antenna &
                              Village of Richfield Park     Transmitter
                              Richfield, NJ  07660

                        Security Agreement
                        __________________

14.  Infinity Broadcasting    180 N. Michigan Avenue        Office & Studio
     Corporation of           Chicago, IL 60601
     Illinois DBA Radio
     Stations WJJD-AM and     2355 Ballard Road             Towers &
          WJMK-FM             Des Plains, IL 60016          Transmitters

                              Sears Tower
                              233 Walker Drive              Towers &
                              Chicago, IL 60606             Transmitters

15.  Infinity Broadcasting    3500 W. Olive Avenue          Office & Studio
     Corporation of Los       Suite 900
     Angeles DBA Radio        Burbank, CA 91505
     Station KROQ-FM
                              1250 Beaudry Blvd.            Towers &
                              Glendale, CA 91208            Transmitters

16.  Infinity Broadcasting    6301 Ivy Lane                 Office & Studio
     Corporation of           Suite 800
          Maryland            Greenbelt, MD 20770


                              5605 Walker Mill Road         FM Transmitter
                              District Heights, MD 20747

                              American University           FM
                              Broadcast Center              Transmitter/
                              4400 Massachusetts Ave., NW   Auxiliary
                              Washington, DC  20016

17.  Infinity Broadcasting    2201 Woodward Heights Blvd.   Office, Studio,
     Corporation of           Detroit, MI 48220             Tower, Antenna &
     Michigan DBA Radio                                     Transmitter
     Station WOMC-FM

18.  Infinity Broadcasting    34-12 36th Street             Office, Studio &
     Corporation of New       Kaufman Astoria Studios       Antenna
     York DBA Radio           Astoria, NY 11100
     Station WFAN-AM
                              1 High Island                 Tower, Antenna &
                              Bronx, NY 10464               Transmitter

                              102-05 Ditmars Blvd.          Antenna
                              Elmhurst, NY 11105

19.  Infinity Broadcasting    One Bala Plaza                Office & Studio
     Corporation of           Bala Cynwyd, PA 19004
     Pennsylvania DBA
     Radio Station WYSP-FM    329 Dominio Lane              Towers &
                              Philadelphia, PA 19128        Transmitter

                        Security Agreement
                        __________________

20.  Infinity Broadcasting    441 N. 5th Street             Office & Studio
     Corporation of           Philadelphia, PA 19123
     Philadelphia DBA
     Radio Station WIP-AM     49 Creek Road                 Tower, Antenna &
                              Bellmar, NJ 08031             Transmitter

21.  Sagittarius              600 Madison Avenue            Corporate Office
     Broadcasting             New York, NY  10022
     Corporation DBA Radio
     Station WXRK-FM          600 Madison Avenue            Office & Studio
                              New York, NY  10022

                              350 5th Avenue                Transmitter
                              Empire State Bldg.
                              New York, NY  10118

22.  Infinity Broadcasting    1718 East S.R. 574            Towers &
     Corporation of Tampa     Seffner, FL 33584             Transmitter
     DBA Radio Station
     WXYK-AM

23.  Infinity Broadcasting    9400 N. Central Expressway    Office & Studio
     Corporation of Texas     Suite 1600
     DBA Radio Stations       Dallas, TX 75231
     KVIL-AM/FM
                              Luna Road & Royal Lane        Towers & AM
                              Dallas County, TX 75229       Transmitters

                              1584 Beltline Road            FM Transmitters
                              Cedar Hill, TX 75104

24.  Infinity Ventures,       9400 N. Central Expressway    Office
          Inc.                Suite 1600
                              Dallas, TX 75104

25.  Infinity Broadcasting    10800 Main Street             Office & Studio
     Corporation of           Fairfax Station, VA 22030
     Washington, D.C. DBA
     Radio Stations           6110 Ox Road                  Transmitter
     WJFK-AM/FM               Fairfax Station, VA 22039

                              8191A Lee Highway             Transmitter
                              Merrifield, VA

26.  Infinity WLIF, Inc.      One West Pennsylvania Ave.    Studio
     DBA Radio Station        Baltimore, MD 21204
          WLIF-FM
                              1570 Hart Road                Tower &
                              Baltimore, MD 21204           Transmitter

27.  Infinity WLIF-AM,        One West Pennsylvania Ave.    Studio
     Inc. DBA Radio           Baltimore, MD 21204
          Station WLIF-AM
                              1570 Hart Road                Tower &
                              Baltimore, MD 21204           Transmitter

                        Security Agreement
                        __________________

28.  Infinity WPGC (AM),      6301 Ivy Lane                 Office & Studio
          Inc.                Greenbelt, MD  20770

                              1401 S. Addison Road          AM Transmitter
                              Capital Heights, MD  20747

29.  Infinity Broadcasting    600 Madison Avenue            Office
     Corporation of Dallas    New York, NY  10022

                        Security Agreement
                        __________________

                                                            SCHEDULE III
                                                                 to
                                                         Security Agreement


                              INFINITY LICENSES




  STATION           LICENSEE       LOCATION        EXPIRATION       AUXILIARY
                                                      DATE           STATIONS

WBCN (FM)      Hemisphere          Boston, MA       4-1-98          KC-23788
               Broadcasting                                         KPJ-731
               Corporation                                          KPI-967
                                                                    KA-59059

WOMC (FM)      Infinity            Detroit, MI     10-1-96          None
               Broadcasting
               Corporation of
               Michigan

WQYK (AM)      Infinity            Seffner, FL      2-1-96         KPH-489
               Broadcasting                                        WLO-300
               Corporation of                                      WLO-294
               Tampa                                               KQ-2007

WQYK-FM        Infinity            St. Petersburg,  2-1-96         KB-55366
               Broadcasting        Fl                              WGR-700
               Corporation of                                      KB-55075
               Florida                                             KPF-938
                                                                   WSM-738

WXRK (FM)      Sagittarius         New York, NY     6-1-98         None
               Broadcasting
               Corporation

WJFK-FM*       Infinity            Manassas, VA     10-1-95        KC-23871
               Broadcasting                                        WKF-571
               Corporation of                                      KB-96057
               Washington, DC                                      WLF-574

KXYZ (AM)      13 Radio            Houston, TX       8-1-97        KB-96723
               Corporation                                         KB=55123
                                                                   KB-97453

KDMM (AM)      Infinity            Highland Park,    8-1-97        KYY-236
               Broadcasting        TX                              WDB-28
               Corporation of                                      WHE-952
               Texas

KVIL-FM        Infinity            Highland          8-1-97        WDB-29
               Broadcasting        Park/Dallas, TX                 WHE-754
               Corporation of
               Texas

                        Security Agreement
                        __________________

KROQ-FM        Infinity            Pasadena, CA     12-1-97        KC-23784
               Broadcasting                                        KC-24165
               Corporation of                                      WLD-844
               Los Angeles

KOME (FM)      The Audio           San Jose, CA     12-1-97        WGY-70
               House

KOME-FM1       The Audio           Santa Cruz, CA   12-1-97        None
               House

KOME-FM2       The Audio           N. Morgan Hill,  12-1-97        None
               House               CA

WZRC (AM)      HIT Radio,          New York, NY      6-1-98        None
               Inc.

WYSP (FM)      Infinity            Philadelphia,     8-1-98        WBM-707
               Broadcasting        PA
               Corporation of
               Pennsylvania

WJJD (AM)+     Infinity            Chicago, IL      12-1-96       KC-23126
               Broadcasting                                       KC-62798
               Corporation of                                     WCQ-489
               Illinois

WJMK (FM)      Infinity            Chicago, IL      12-1-96       WNEP-356
               Broadcasting
               Corporation of
               Illinois

WJFK (AM)      Infinity            Baltimore, MD    10-1-95       KLS-700
               WLIF(AM), Inc.

WLIF-FM        Infinity WLIF,      Baltimore, MD    10-1-95       WMU-306
               Inc.                                               KB-96713

WFAN (AM)      Infinity            New York, NY      6-1-98       WIG-32
               Broadcasting                                       WLE-597
               Corporation of                                     WGX-605
               New York                                           WGX-606
                                                                  KJK-499

KRTM-FM        Infinity            Los Angeles, CA  12-1-97       KJ-781
               Broadcasting                                       WLI-713
               Corporation of                                     KPJ-782
               California

WIP (AM)       Infinity            Philadelphia,     8-1-98       BLP00731
               Broadcasting        PA                             KEO-200
               Corporation of                                     KGW-834
               Philadelphia                                       KPJ-300
                                                                  KQA-894
                                                                  WLG-840

                        Security Agreement
                        __________________

WZGC (FM)      Infinity            Atlanta, GA       4-1-96       WGR-809
               Broadcasting                                       KC-27626
               Corporation of
               Atlanta

WUSN (FM)      Infinity            Chicago, IL      12-1-96       None
               Broadcasting
               Corporation of
               Chicago

WZLX (FM)      Infinity            Boston, MA        4-1-98       KC-27625
               Broadcasting                                       WDT-959
               Corporation of
               Boston

WPGC (AM)      Infinity WPGC       Morningside, MD  10-1-95       WLG-309
               (AM), Inc.                                         KXF-938
                                                                  KPG-713

WPGC-FM        Infinity            Morningside, MD  10-1-95       WGV-787
               Broadcasting                                       WLF-861
               Corporation of                                     WHA-849
               Maryland

WXYT (AM)      Infinity            Detroit, MI      10-1-96       KB-97092
               Broadcasting                                       KJL-529
               Corporation of                                     KPF-376
               Detroit

_______________________________________

* WJFK-FM application to replace expired construction permit (BPH-940302JA) is pending.

+ WJJD(AM) construction permit application (BP-930420AB) is pending. WJJD(AM) license application (BL-930420AC) is also pending.


                        Security Agreement
                        __________________

                                                  SCHEDULE IV
                                                      to
                                               Security Agreement


                  TRADE NAMES AND SERVICE MARKS


A. Infinity Broadcasting Corporation has obtained service mark registrations for the following radio station call signs, slogans and logos:


                                               REGISTRATION     EXPIRATION
     MARK                    SERIAL NUMBER        NUMBER           DATE

 1.  BOSTON SUNDAY            73-792,484          1,592,616     04/17/2000
      REVIEW

 2.  BSR                      73-792,485          1,575,653     01/02/2000

 3.  KOME                        557,685          1,394,369     05/20/2006

 4.  K-ROCK                      783,622          1,562,610     10/24/2009

 5.  K-ROCK                   73-794,597          1,573,867     12/26/1999
      92.3 FM
      (and Design)

 6.  KROQ                        693,190          1,496,190     07/12/2008

 7.  KROQ ROQ OF                 705,218          1,503,295     09/06/2008
      THE 80's & 90's

 8.  KVIL                        541,861          1,374,244     12/03/2005

 9.  LOVELINE                 73-802,893          1,576,858     01/09/2000

10.  ROCK 'N' ROLL               783,434          1,565,129     11/07/2009
      RUMBLE

11.  THE OFFICIAL             73-791,769          1,578,198     01/16/2000
      HISTORY OF
      ROCK 'N' ROLL

12.  THE ROQ OF                  758,693          1,539,630     05/16/2009
      THE 90's

13.  WBCN                        557,679          1,392,641     05/06/2006

14.  WBCN (and Rock           73-792,465          1,613,261     09/11/2000
      Lobster Design)

15.  WJFK                        776,630          1,559,275     10/03/2009

16.  WJJD                        557,687          1,393,535     05/13/2006


                        Security Agreement
                        __________________

17.  WJMK                        557,686          1,393,534     05/13/2006

18.  WYSP                        557,688          1,393,536     05/13/2006

19.  106.7 FM WJFK               783,433          1,562,611     10/24/2009
      (and Design)

20.  WXRK (Sagittarius           620,454          1,436,735     04/14/2007
      Broadcasting Corporation)

21.  FANLINE                  74-061,932          1,651,078     07/16/2001

22.  MIKE AND THE             74-083,473          1,653,935     08/13/2001
       MAD DOG

23.  SPORTS RADIO             74-188,225          1,694,889     06/16/2002
       66-AM WFAN
       (and Design)

24.  THE SEX PALACE           74-291,177          1,782,987     07/20/2003

25.  FREE MONEY                              Illinois State     12/23/2002
                                             Registration
                                             Number 071654

26.  GIVE A BUCK;             74-284,607          1,778,086     6/22/2003
     FEED A FAMILY

27.  RADIO FREE D.C.          74-402,526          1,862,049     11/8/2004

28.  THE ROCK OF BOSTON       74-404,162          1,858,885     10/18/2004

29.  TRAFFIC JAM & JOKES  75 year license agreement dated 9/30/94 with Gary Patterson Guthrie (licensor)

30.  WASHINGTON'S             74-402,527          1,846,399     7/19/2004
       SUPERSTATION                           (Supplemental
                                                  Register)

31.  Z-93 CLASSIC ROCK                        Georgia State     12/17/2000
       & ROLL                                  Registration
                                            Number 5-10,507

                        Security Agreement
                        __________________